April 22, 2005

AGU Entertainment Corp.
3200 West Oakland Park Boulevard
Ft. Lauderdale, Florida 33311-1245
Attn: President

Re: Promissory Note dated December 20, 2004 (the "Note") made payable by AGU Entertainment Corp ("Borrower") in favor of Charley Zeches, in her capacity as Trustee of Lakes Holding Trust U/A dated July 27, 2001 ("Lender")

Dear Madam or Sir:

      As of March 20, 2005, a default ("Default") occurred with respect the payment in the amount of $145,000.00 which was due on March 20, 2005 under the terms of the Note.

      Lender hereby acknowledges receipt of the amount of $145,000.00 and accepts the cure of the Default, which acceptance is conditional upon the issuance of 50,000.00 shares of the Common Stock of AGU Entertainment Corp., to Elizabeth Buntrock.

      Notwithstanding the foregoing acceptance, this letter shall in no way obligate Lender in the future to waive any other existing or future default or Event of Default under the Note or any associated loan documents. Further, this letter shall not constitute a waiver of any other rights which Lender may have under the Note or any associated loan documents, instruments or agreements at any time executed and delivered in connection with the loan by Lender to Borrower.
                                                    /s/ Elizabeth Buntrock
                                                    -------------------------
                                                    Elizabeth Buntrock
                                                    for Lakes Holding Trust
                                                    22 April 05

cc:     Mitchell Entertainment Company (Via Email)
        Bruce Rosetto, Esq. (Via Email)
        Howard L. Friedberg, Esq. (Via Email)